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                                                                   EXHIBIT 10.10


                               ADVISORY AGREEMENT
                          MERKERT AMERICAN CORPORATION
                               490 Turnpike Street
                                Canton, MA 02021

                                 August 18, 1999

Monroe & Company, LLC
8 Cedar Street, Suite 54A
Woburn, MA  01801
Attn:  James L. Monroe

Richmont Capital Partners I, L.P.
17855 North Dallas Parkway, Suite 200
Dallas, TX 75827
Attn: Nick G. Bouras

Gentlemen:

         This letter agreement ("Agreement") confirms the terms and conditions of the exclusive engagement of Monroe & Company, LLC, a Delaware limited liability company ("Monroe"), and Richmont Capital Partners I, L.P., a Delaware limited partnership ("Richmont," and together with Monroe, the "Consultants"), by Merkert American Corporation, a Delaware corporation ("MAC" or the "Company"), to render certain business consulting, financial advisory and investment banking services to MAC on an exclusive basis in connection with possible Transactions and consulting projects. This Agreement supersedes and replaces all prior consulting and/or advisory agreements by and between Monroe and MAC and by and between Richmont and Richmont Marketing Specialists Inc., a Delaware corporation ("RMSI"), and is being executed in connection with the merger of RMSI with and into MAC (the "Current Transaction"). For the purposes of this Agreement, "Transaction" means any merger, consolidation, reorganization, business combination, joint venture or other transaction pursuant to which the Company (a) is acquired by, or combined with, a third party or (b) acquires all or a portion of the assets or capital stock of a third party (a "Prospective Target") or (c) enters into a joint venture agreement with a third party, in each case in a single transaction or a series of transactions; provided, however, that "Transaction" does not include the Current Transaction and that nothing herein shall prevent any payment of monies owed to either Consultant in connection with the Current Transaction under any agreement replaced or superseded by this Agreement. In addition, a "Transaction" includes, but is not limited to, either Consultant acting as an exclusive private placement agent on behalf of the Company in


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Mr. James L. Monroe
Mr. Nick G. Bouras
August 18, 1999
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connection with the arrangement of a senior credit facility for the Company from a lending institution.

         1. Services. Each of the Consultants agrees to perform the following services throughout the term of this Agreement:

                  (a) Review historical and projected financial and operating information of MAC;

                  (b) Build a financial model to be used for analytical purposes, including acquisition reviews and financial projections;

                  (c) Identify and seek out strategic acquisitions and joint ventures, both domestic and abroad, consistent with MAC's strategic objectives as the same may be established from time to time by MAC's Board of Directors;

                  (d) Advise and assist MAC as to the financial aspects and structure of any proposed Transaction and assist in negotiating the terms thereof;

                  (e) Advise and assist MAC in the negotiation of any documentation relating to a Transaction, which would include but not be limited to letters of intent and definitive agreements;

                  (f) Prepare a memorandum describing MAC and the proposed capital structure of MAC in connection with arranging a senior credit facility;

                  (g) Assist and advise MAC with respect to the negotiation of any documentation relating to a senior credit facility;

                  (h) Prepare communications and engage in discussions on behalf of MAC in connection with public relations and Wall Street analyst requirements;

                  (i) Assist in the development of a database which captures relevant operations data to be used in connection with evaluating principal conflicts and business opportunities;


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Mr. James L. Monroe
Mr. Nick G. Bouras
August 18, 1999
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                  (j) Assist in various business endeavors including, but not limited to, endeavors with principals, retailers, food service providers, and private label opportunities; and

                  (k) Assist MAC on an on-going basis as to the restructuring of its organization including departments, personnel and functions.

         2. Fees. MAC agrees to pay the Consultants for their services in the Aggregate as follows:

                  (a) A financial advisory fee ("Advisory Fee") equal to (i) 5% of the Consideration (as defined below) paid up to $1 million, plus
         (ii) 4% of the Consideration paid in excess of $1 million and up to $2 million, plus (iii) 3% of the Consideration paid in excess of $2 million and up to $3 million, plus (iv) 2% of the Consideration paid in excess of $3 million and up to $4 million, plus (y) 1% of the Consideration paid in excess of $4 million.

                  (b) Private placement fee ("Private Placement Fee") equal to three quarters of one percent (0.75%) of the principal amount committed under any senior credit facility. An additional fee shall be payable upon increases in such amount or upon refinancings with a new lender during the term of this Agreement. Such additional fee shall be equal to three quarters of one percent (.75%) of the principal amount upon a refinancing with a new lender or one half of one percent (.50%) of the incremental principal amount authorized by the same lender.

                  (c) Consulting fees ("Consulting Fees") based on projects and fee schedules to be mutually agreed upon by the Consultants and a majority of the independent directors, (not including James L. Monroe, John P. Rochon, Nick G. Bouras and Timothy M. Byrd) of MAC.

         All fees in connection with Sections 2(a) and (b) above shall be paid to the Consultants in cash at the closing of the relevant Transaction. All other Consulting Fees shall be payable on a monthly basis as services are rendered. An Advisory Fee shall be payable to the Consultants for Transactions entered into by the Company during the term of this Agreement and within 6 months after the expiration of such term. Any fees paid pursuant to this Agreement shall be split equally between Monroe and Richmont.


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Mr. James L. Monroe
Mr. Nick G. Bouras
August 18, 1999
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         In the context of this Agreement, "Consideration" means the value of all cash, securities, assumption of debt of the Prospective Target and any other forms of payment to the Prospective Target pursuant to a Transaction, including the total of all interest-bearing indebtedness including long term debt, payments for noncompete agreements and earn-out obligations and other obligations of the Prospective Target that are assumed or refinanced by MAC in connection with the closing of a Transaction. The term "Consideration" expressly includes any payments for noncompete agreements and excess employment compensation to the existing shareholders and employees of a Prospective Target. If all or any portion of the Consideration payable in connection with any Transaction includes contingent future payments, then MAC shall pay to the Consultants a mutually agreed upon amount based upon the discounted value of such contingent future payments.

         If the Company requests the assistance of either Consultant in arranging any transaction or the undertaking of any consulting project that is not otherwise covered by the provisions of this Agreement and such Consultant agrees to pursue such a transaction or consulting project, MAC agrees to pay such Consultant mutually acceptable compensation taking into account among other things, the results obtained and the custom and practice among investment bankers and consultants acting in similar transactions or consulting assignments. The Consultant will not perform any services which it believes are not covered by the provisions of this Agreement, unless the Consultant agrees to the nature and scope of such services and is authorized to do so by the Company in a written document that specifies the agreed-upon additional compensation for such services.

         3. Expense Reimbursement. The Company agrees to reimburse each Consultant for all of its reasonable out-of-pocket expenses actually incurred in connection with the performance of its activities under the terms of this Agreement. Reasonable out-of-pocket expenses include, but are not limited to, costs such as printing, telephone, courier services, direct computer expenses, legal and accounting expenses, accommodations and travel. All such fees, expenses and costs will be billed monthly and shall be payable upon the Company's receipt of the applicable invoice. The parties' obligations under this section shall survive the termination or expiration of this Agreement.

         4. Term; Exclusivity. The term of the Consultants engagement hereunder as the Company's exclusive financial advisors shall commence on the date hereof and shall expire on the third anniversary of the date hereof. During the term of this Agreement, the Consultants shall have the exclusive right to represent the Company in connection with specific services described in Section 1. Moreover, the Company will be required to use the Consultants in


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Mr. James L. Monroe
Mr. Nick G. Bouras
August 18, 1999
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connection with all Transactions contemplated by it during the term of this
Agreement and shall pay the Consultants for its services pursuant to Section 2 hereof. The Consultants, on the other hand, shall be free to perform such services for any other party or parties at any time during and after the term of this Agreement.

         5. Indemnity. In addition to the fees and reimbursement of expenses provided for above, the parties agree to the indemnification provisions set forth as Annex A hereto, which are incorporated herein by reference and shall be deemed to be included in this Section 5. The parties' obligations under this
Section 5 shall survive the termination or expiration of this Agreement.

         6. Information. The Company shall furnish, or cause to be furnished, to the Consultants all information reasonably requested by the Consultants for the purpose of rendering services hereunder (all such information being the "Information"). In addition, the Company agrees to make available to the Consultants upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Consultants (a) will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information.

         The Company agrees that all information furnished to the Consultants in connection with this Agreement shall be accurate in all material respects at the time provided and that if such information, in whole or in part, becomes materially inaccurate, misleading or incomplete during the term of the Consultants engagement hereunder, the Company shall promptly so advise the Consultants in writing and correct any such inaccuracy or omission.

         7. Disclosure. Each party agrees that, except as compelled by law, it will not disclose services or advice to be provided by the Consultants under this Agreement or any Information publicly or to any third party, without the approval of the other party. It is understood that the existence and terms of this Agreement will be disclosed under the Company's reports and filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Notwithstanding the above, upon the completion of a Transaction, the Consultants shall be permitted to publicize the services it provided in connection with such Transaction.


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Mr. James L. Monroe
Mr. Nick G. Bouras
August 18, 1999
Page 6

         8. Governing Law: Amendments. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles thereof. This Agreement may not be amended or modified except in writing signed by all parties hereto.

         9. Successors. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party which shall not be unreasonably withheld.

         10. No Brokers. The Company represents and warrants to the Consultants that there is no other person or entity that is entitled to a finder's fee or any type of brokerage commission in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with such person or entity which creates an interest in the compensation payable to the Consultants hereunder or impairs the Consultants' interest in such compensation. The Company agrees to indemnify and hold harmless the Consultants from and against any actions, suits, claims, costs, expenses, losses and liabilities arising out of any breach of the foregoing sentence.


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Mr. James L. Monroe
Mr. Nick G. Bouras
August 18, 1999
Page 7

                                                   Very truly yours,

                                                   MERKERT AMERICAN CORPORATION

                                                   By: /s/ Gerald R. Leonard
                                                       -------------------------
                                                       Gerald R. Leonard
                                                       President

Agreed to and accepted as of
the 18th day of August, 1999

MONROE & COMPANY, LLC

By: /s/ James L. Monroe
    ------------------------
    James L. Monroe, Manager

RICHMONT CAPITAL PARTNERS I, L.P.

By:   J.R. Investments Corp.,
      Its General Partner

By:   /s/ Nick G. Bouras
      ----------------------
      Nick G. Bouras
      Title:


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                                     ANNEX A

         The Company agrees to indemnify each of the Consultants, its members, managers, employees, directors, officers, agents, affiliates and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934, as amended, or Section 15 of the Securities Act of 1933, as amended, (each such person, including each of the Consultants, is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act or (iii) arising out of the Consultants' engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

         These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

         If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its stockholders on the one hand and the Consultants on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the total amount of fees actually received and retained by the Consultants hereunder.

         Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be as opposed to a defense pertaining to the Company. In any


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event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company's defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Annex A shall survive the termination or expiration of this Agreement.